UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): December 28, 2018

AGEAGLE AERIAL SYSTEMS INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

001-36492	88-0422242
(Commission File Number)	(IRS Employer Identification No.)

117 S. 4th Street

Neodesha, Kansas 66757
(Address of principal executive offices and zip code)

620-325-6363
(Registrant’s telephone number, including area code)

(Registrant’s former name or former address, is changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

[_]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 28, 2018, AgEagle Aerial Systems, Inc. (the “Company”) held its 2018 annual meeting of stockholders (the “Annual Meeting”) to vote on the following matters:

1. Election of Directors

All of the following five nominees were elected to the Company’s Board of Directors, in accordance with the voting results listed below, to serve for a term of one year, until the next Annual Meeting and until their successors have been duly elected and have qualified.

Nominee	For	Against	Withheld	Broker Non-Votes
Bret Chilcott	6,933,626	—	23,423	1,923,323
Grant Begley	6,929,033	—	28,016	1,923,323
Louisa Ingargiola	6,933,626	—	23,423	1,923,323
Thomas Gardner	6,929,033	—	28,016	1,923,323
Corbett Kull	6,933,626	—	23,423	1,923,323

2. Ratification of the Company’s Independent Auditors

Stockholders ratified the appointment of D. Brooks and Associates CPA’s, P.A. as the independent auditors of the Company for the fiscal year ended December 31, 2018, in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Votes
8,631,791	62,168	186,413	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGEAGLE AERIAL SYSTEMS INC.

By:	/s/ Barrett Mooney
Name:	Barrett Mooney
Title:	Chief Executive Officer

Dated: December 28, 2018

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